UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2021

Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)

Delaware	001-39916	85-2983036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Philips Highway, Suite 300 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 644-7670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2021, Rick A. Moyer, Senior Vice President and Chief Financial Officer of Dream Finders Homes, Inc. (the “Company”), notified the Company that he has resigned in order to pursue other opportunities.  In order to assist with an orderly transition of his responsibilities, Mr. Moyer agreed to serve as an advisor to the Company for the next ninety days, primarily to ensure a smooth transition on such terms as will be mutually agreed to by the Company and Mr. Moyer.

On October 6, 2021, the Board of Directors of the Company appointed Lorena Anabel Fernandez, the Company’s Treasurer and Vice President, as Interim Chief Financial Officer of the Company to assume the duties as principal financial officer of the Company, effective immediately.  John O. Blanton, the Company’s Chief Accounting Officer, will continue in his role overseeing the Company’s internal accounting policies and procedures.

Ms. Fernandez, age 40, joined the Company in 2018, serving in the position of Treasurer and Vice President and as a member of the Asset Management Committee. In this capacity, she has been responsible for balance sheet management, capital allocation, cash forecasting and overall supervision of the Company’s treasury functions, including overall management of the Company’s debt, compliance, and reporting for lenders, investors and shareholders. Post-IPO, Ms. Fernandez developed the Company’s Investor Relations function. Prior to joining the Company, Ms. Fernandez served as the Vice President of Finance for the Americas region at Macquarie Group Limited, an Australian multinational independent investment bank and financial services company, from April 2016 to May 2018, overseeing financial and internal tax reporting for over 200 U.S. legal entities in the energy, capital and credit markets space and subsequently managing the financial audit process for Macquarie Group Limited’s aircraft leasing business. Prior to joining the Macquarie Group Limited, Ms. Fernandez served as the Corporate Accounting Manager at Fidelity National Financial, a provider of title insurance and settlement services to the real estate and mortgage industries, in the title insurance business from 2014 to April 2016. Ms. Fernandez started her career at Aeroflex Incorporated (NASDAQ: ARX INC), a publicly listed aerospace and defense electronics manufacturer, where she worked from 2002 to 2014. Ms. Fernandez serves on the Board of the Jacksonville Housing Authority, an agency dedicated to creating and sustaining healthy communities through its public housing programs. Ms. Fernandez is a Certified Public Accountant. Ms. Fernandez received a B.B.A in Accounting, Financial Economics and Economics from Lincoln Memorial University.

At this time, any changes to Ms. Fernandez’s compensatory arrangements in connection with her appointment as Interim Chief Financial Officer have not been determined. The Company will file an amendment to this Current Report on Form 8-K after such information is determined or becomes available. There are no family relationships between Ms. Fernandez and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between the Company and Ms. Fernandez that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.

By:	/s/ Robert E. Riva
Robert E. Riva Vice President, General Counsel and Corporate Secretary

Date: October 6, 2021

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